FOR IMMEDIATE RELEASE	NEWS
October 29, 2019	NYSE American: GORO

GOLD RESOURCE CORPORATION REPORTS RECORD THIRD QUARTER GOLD PRODUCTION WITH NET INCOME OF $3 MILLION, OR $0.05 PER SHARE

COLORADO SPRINGS – October 29, 2019 – Gold Resource Corporation (NYSE American: GORO) (the “Company” or “GRC”) reported record gold production results for the third quarter ended September 30, 2019 of 11,165 ounces of gold.  In addition, the Company produced 477,297 ounces of silver, which along with base metal revenue generated $40.1 million in net revenue and $3.0 million, or $0.05 per share, in net income for the quarter.  The Company recently increased its 2019 global gold production outlook 42% to 38,400 ounces, as the Isabella Pearl mine in Mineral County, Nevada continues its production ramp up†.  The Company also maintains its 2019 Oaxaca Mining Unit (“OMU”) silver production outlook of 1.7 million ounces†.  Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, USA.  The Company has returned $112 million to its shareholders in consecutive monthly dividends since July 2010 and offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.

Q3 2019 HIGHLIGHTS

•	$3.0 million net income, or $0.05 per share
•	$8.8 million cash and cash equivalents
•	$40.1 million net sales
•	$9.3 million mine gross profit
•	Record gold production of 11,165 ounces
•	477,297 silver ounces produced
•	$197 total cash cost per gold equivalent ounce sold, after by-product credits (OMU)
•	$520 total all-in sustaining cost per precious metal gold equivalent ounce sold (OMU)
•	$4.2 million gold and silver bullion
•	$20.6 million base metal by-product credits, or $1,888 per precious metal gold ounce sold (OMU)
•	$0.3 million dividend distributions, or $0.005 per share for quarter
•	Nevada Mining Unit’s Isabella Pearl mine reached commercial production levels in September
•	No ATM share sales since July 30, 2019

Overview of Q3 2019 Results

Third quarter OMU production totaled 7,462 ounces of gold, 473,810 ounces of silver, 492 tonnes of copper, 2,459 tonnes of lead and 6,057 tonnes of zinc.  Through the first three quarters of 2019, OMU production numbers total 21,881 ounces of gold, 1,304,975 ounces of silver, 1,407 tonnes of copper, 6,916 tonnes of lead and 17,949 tonnes of zinc.  Third quarter production from the Company’s Nevada Mining Unit (NMU) totaled 3,703 ounces of gold.  Since producing first gold in April 2019, the NMU has produced 5,381 ounces of gold through September 30, 2019.

The Company maintains its 2019 OMU annual outlook, targeting 27,000 gold ounces and 1,700,000 silver ounces†.  In addition, the Company’s NMU targets 6,000 ounces of gold production for the fourth quarter of 2019†.  This fourth quarter production target paired with 5,381 gold ounces produced year-to-date, increases the Company’s global 2019 annual gold production outlook to 38,400 ounces†.

The Company sold 10,887 precious metal gold equivalent ounces at a total cash cost of $197 per ounce (after by-product credits) at its OMU, benefiting from strong base metal production and sales. OMU average realized metal prices during the quarter included $1,490 per ounce gold and $17.08 per ounce silver*.  The Company sold 4,044 gold ounces from its Isabella Pearl mine at an average realized price of $1,481 per gold ounce*.  The Company recorded net income of $3.0 million, or $0.05 per share, and paid $0.3 million to its shareholders in dividends, or $0.005 per share during the quarter. Cash and cash equivalents at quarter end totaled $8.8 million.

“Our Oaxaca Mining Unit’s strong operational results, coupled with our continued ramp up of our Isabella Pearl mine, which recently declared commercial production, resulted in record gold production for the third quarter,” stated Mr. Jason Reid, President and CEO of Gold Resource Corporation.  “The Company is on a trajectory to increase its future global annual gold production by more than 100 percent.  We are also on a trajectory of shifting the Company’s primary revenue distribution to gold with continued excellent exposure to silver and base metals.  In addition, we have become a multi-jurisdictional mining company with two producing mining units and a vast property portfolio.  These and other positive results enabled the Company’s Board of Directors to increase the monthly instituted dividend 100 percent with last week’s October dividend declaration.”

†All production outlook targets include a plus or minus 10 percent range.

*Average realized metal prices include final settlement adjustments for previously unsettled provisional sales.  Provisional sales may remain unsettled from one quarter into the next.  Realized prices will therefore vary from average spot metal market prices upon final settlement.

The following Production Statistics tables summarize certain information about our Oaxaca and Nevada Mining Units for the three and nine months ended September 30, 2019 and 2018:

Oaxaca Mining Unit

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Arista Mine
Milled
Tonnes Milled	163,259	143,110	469,167	410,697
Grade
Average Gold Grade (g/t)	1.76	1.51	1.72	1.64
Average Silver Grade (g/t)	85	72	84	106
Average Copper Grade (%)	0.39	0.37	0.38	0.37
Average Lead Grade (%)	1.92	1.82	1.91	1.64
Average Zinc Grade (%)	4.70	4.21	4.71	4.23
Aguila Open Pit Mine
Milled
Tonnes Milled	3,640	11,404	23,976	25,730
Grade
Average Gold Grade (g/t)	1.49	2.30	1.76	2.11
Average Silver Grade (g/t)	58	39	45	41
Mirador Mine
Milled
Tonnes Milled	11,690	3,561	22,540	11,244
Grade
Average Gold Grade (g/t)	0.76	1.41	0.95	1.40
Average Silver Grade (g/t)	197	105	203	158
Combined
Tonnes milled	178,589	158,075	515,683	447,671
Tonnes Milled per Day (1)	2,007	1,796	1,967	1,724
Metal production (before payable metal deductions) (2)
Gold (ozs.)	7,462	6,411	21,881	18,864
Silver (ozs.)	473,810	321,590	1,304,975	1,341,429
Copper (tonnes)	492	434	1,407	1,206
Lead (tonnes)	2,459	2,119	6,916	5,274
Zinc (tonnes)	6,057	4,970	17,949	14,236

(1)	Based on actual days the mill operated during the period.
(2)

The difference between what we report as "ounces/tonnes produced" and "payable ounces/tonnes sold" is attributable to the difference between the quantities of metals contained in the concentrates we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in concentrates produced and sold.

Nevada Mining Unit

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Ore mined
Ore (tonnes)	82,169	-	770,446	-
Gold grade (g/t)	0.75	-	0.70	-
Low-grade stockpile (tonnes)
Ore (tonnes)	83,394	-	472,120	-
Gold grade (g/t)	0.47	-	0.52	-
Waste (tonnes)	1,248,891	-	2,947,339	-
Metal production (before payable metal deductions) (1)
Gold (ozs.)	3,703	-	5,381	-
Silver (ozs.)	3,487	-	4,459	-

(1)

The difference between what we report as "ounces/tonnes produced" and "payable ounces/tonnes sold" is attributable to the difference between the quantities of metals contained in the concentrates we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in concentrates produced and sold.

The following Sales Statistics tables summarize certain information about our Oaxaca and Nevada Mining Units operations for three and nine months ended September 30, 2019 and 2018:

Oaxaca Mining Unit

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Metal sold
Gold (ozs.)	6,175	5,721	17,201	16,744
Silver (ozs.)	411,088	301,717	1,096,131	1,244,092
Copper (tonnes)	451	378	1,220	1,101
Lead (tonnes)	2,188	1,905	5,961	4,862
Zinc (tonnes)	6,016	3,942	14,389	11,527
Average metal prices realized (1)
Gold ($ per oz.)	1,490	1,183	1,391	1,275
Silver ($ per oz.)	17.08	14.69	15.94	16.10
Copper ($ per tonne)	5,659	5,593	6,027	6,526
Lead ($ per tonne)	2,012	1,931	1,976	2,266
Zinc ($ per tonne)	2,261	1,825	2,642	2,899
Precious metal gold equivalent ounces sold
Gold Ounces	6,175	5,721	17,201	16,744
Gold Equivalent Ounces from Silver	4,712	3,745	12,561	15,710
Total Precious Metal Gold Equivalent Ounces	10,887	9,466	29,762	32,454
Total cash cost before by-product credits per precious metal gold equivalent ounce sold	$2,085	$1,954	$2,201	$1,687
Total cash cost after by-product credits per precious metal gold equivalent ounce sold (2)	$197	$582	$281	$97
Total all-in sustaining cost per precious metal gold equivalent ounce sold	$520	$1,338	$677	$724

(1)

Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

(2)	Total cash cost after by-product credits are significantly affected by base metals sales during the periods presented.

Nevada Mining Unit

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Metal sold
Gold (ozs.)	4,044	-	5,175	-
Silver (ozs.)	3,534	-	4,146	-
Average metal prices realized (1)
Gold ($ per oz.)	1,481	-	1,455	-
Silver ($ per oz.)	17.56	-	17.19	-
Precious metal gold equivalent ounces sold
Gold Ounces	4,044	-	5,175	-
Gold Equivalent Ounces from Silver	42	-	49	-
Total Precious Metal Gold Equivalent Ounces	4,086	-	5,224	-
Total cash cost before by-product credits per precious metal gold equivalent ounce sold	$1,119	$-	$989	$-
Total cash cost after by-product credits per precious metal gold equivalent ounce sold	$1,103	$-	$975	$-
Total all-in sustaining cost per precious metal gold equivalent ounce sold	$1,125	$-	$992	$-

(1)

Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

See Accompanying Tables

The following information summarizes Gold Resource Corporation’s financial condition at September 30, 2019 and December 31, 2018, its results of operations including the three and nine months ended September 30, 2019 and 2018, and its cash flows for the nine months ended September 30, 2019 and 2018. The summary data as of September 30, 2019 and for the three and nine months ended September 30, 2019 and 2018 is unaudited; the summary data for the year ended December 31, 2018 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2018, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of our cash cost per precious metal gold equivalent per ounce and total all-in sustaining cost per precious metal gold equivalent per ounce contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

GOLD RESOURCE CORPORATION

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,757	$7,762
Gold and silver rounds/bullion	4,169	3,637
Accounts receivable, net	7,800	1,744
Inventories, net	24,065	14,342
Prepaid taxes	1,921	1,126
Prepaid expenses and other current assets	2,101	2,745
Total current assets	48,813	31,356
Property, plant and mine development, net	122,986	111,242
Operating lease assets, net	9,484	-
Deferred tax assets, net	6,357	7,372
Other non-current assets	4,195	361
Total assets	$191,835	$150,331
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,253	$12,429
Loans payable, current	870	765
Finance lease liabilities, current	440	412
Operating lease liabilities, current	8,630	-
Mining royalty taxes payable, net	846	1,926
Accrued expenses and other current liabilities	2,280	2,030
Total current liabilities	26,319	17,562
Reclamation and remediation liabilities	4,907	3,298
Loans payable, long-term	1,005	1,378
Finance lease liabilities, long-term	549	831
Operating lease liabilities, long-term	864	-
Total liabilities	33,644	23,069
Shareholders' equity:
Common stock - $0.001 par value, 100,000,000 shares authorized:
65,691,527 and 58,850,431 shares outstanding at September 30, 2019 and December 31, 2018, respectively	136	69
Additional paid-in capital	147,751	121,592
Retained earnings	17,359	12,656
Treasury stock at cost, 336,398 shares	(5,884)	(5,884)
Accumulated other comprehensive loss	(1,171)	(1,171)
Total shareholders' equity	158,191	127,262
Total liabilities and shareholders' equity	$191,835	$150,331

GOLD RESOURCE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

 (U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Sales, net	$40,066	$24,258	$96,018	$87,177
Mine cost of sales:
Production costs	23,499	17,363	59,777	50,477
Depreciation and amortization	7,229	3,515	14,916	10,587
Reclamation and remediation	20	87	77	379
Total mine cost of sales	30,748	20,965	74,770	61,443
Mine gross profit	9,318	3,293	21,248	25,734
Costs and expenses:
General and administrative expenses	2,194	2,140	6,913	6,719
Exploration expenses	1,129	1,304	3,210	3,740
Other expense, net	600	568	518	1,356
Total costs and expenses	3,923	4,012	10,641	11,815
Income (loss) before income taxes	5,395	(719)	10,607	13,919
Provision for income taxes	2,417	62	4,949	5,489
Net income (loss)	$2,978	$(781)	$5,658	$8,430
Net income (loss) per common share:
Basic	$0.05	$(0.01)	$0.09	$0.15
Diluted	$0.05	$(0.01)	$0.09	$0.14
Weighted average shares outstanding:
Basic	65,495,958	57,642,966	63,001,178	57,361,809
Diluted	65,796,899	57,642,966	63,336,131	58,252,652

GOLD RESOURCE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (U.S. dollars in thousands)

(Unaudited)

	Nine months ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$5,658	$8,430
Adjustments to reconcile net income to net cash from operating activities:
Deferred income taxes	1,091	(467)
Depreciation and amortization	15,273	11,096
Stock-based compensation	1,581	1,090
Other operating adjustments	314	706
Changes in operating assets and liabilities:
Accounts receivable	(6,056)	1,456
Inventories	(7,119)	(340)
Prepaid expenses and other current assets	1,505	(390)
Other non-current assets	(2,882)	132
Accounts payable and other accrued liabilities	349	3,536
Mining royalty and income taxes payable, net	(1,944)	(4,428)
Net cash provided by operating activities	7,770	20,821

Cash flows from investing activities:
Capital expenditures	(29,166)	(26,085)
Other investing activities	2	5
Net cash used in investing activities	(29,164)	(26,080)

Cash flows from financing activities:
Proceeds from the exercise of stock options	98	1,261
Proceeds from issuance of stock	24,449	-
Dividends paid	(944)	(860)
Repayment of loans payable	(597)	(424)
Repayment of finance leases	(311)	(285)
Net cash provided by (used in) financing activities	22,695	(308)

Effect of exchange rate changes on cash and cash equivalents	(306)	(222)
Net increase (decrease) in cash and cash equivalents	995	(5,789)
Cash and cash equivalents at beginning of period	7,762	22,390
Cash and cash equivalents at end of period	$8,757	$16,601

Supplemental Cash Flow Information
Interest expense paid	$121	$140
Income and mining taxes paid	$3,743	$6,822
Non-cash investing activities:
Change in accrued capital expenditures	$158	$3,935
Change in estimate for asset retirement costs	$1,476	$527
Equipment purchased through loan payable	$330	$526
Equipment purchased under finance leases	$56	$17

About GRC:

Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, USA.  The Company targets low capital expenditure projects with potential for generating high returns on capital.  The Company has returned $112 million back to its shareholders in consecutive monthly dividends since July 2010 and offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.  For more information, please visit GRC’s website, located at www.goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com